CROWE CHIZEK

                         Consent of Independent Auditors


Re: National Asset Management Core Equity Fund


Dear Sir or Madam:

We hereby consent to the reference to our firm in the prospectus dated August 29, 2000 of the above-referenced fund under the caption "Advisor Investment Returns."


                                   /s/Crowe, Chizek and Company LLP

                                   Crowe, Chizek and Company LLP

Louisville, Kentucky
August 20, 2000